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                                                                    Exhibit 10.9


                                  EALING CORP.
                           C/O ICAHN ASSOCIATES CORP.
                           767 5TH AVENUE, 47TH FLOOR
                               NEW YORK, NY 10153


                                                                January 30, 2004

GB Holdings, Inc.
c/o Sands Hotel & Casino
Indiana Avenue & Brighton Park
Atlantic City, New Jersey 08401


Gentlemen:

In response to your request for a financial commitment from us, we are pleased to inform you that Ealing Corp., a Nevada corporation (the "Lender")hereby provides this commitment to provide to GB Holdings, Inc., a Delaware corporation and its subsidiaries (collectively the "Borrowers") a loan facility (the "Facility"), on the terms and subject to the conditions set forth on the Term Sheet attached hereto as Annex A (the "Loan Terms").

This Commitment Letter and the obligation of the Lender to make any loans pursuant to the Facility is subject to and conditioned on the negotiation and execution of definitive loan documents and the execution of security documents (collectively, the "Definitive Agreements") evidencing the first lien on the assets of the Borrowers.

The Lender acknowledges that the Borrowers have the right and ability to seek alternative sources of financing on terms other than the Loan Terms and the Borrowers are not obligated to borrow under the Facility. As a result, the Lender will not begin preparation of the Definitive Agreements or take other action until the Borrowers provide a written indication that they want to proceed with the preparation of such Agreements and that they undertake to reimburse the Lender for all costs and expenses incurred.

In the event that the Definitive Agreements are not executed on or before April 1, 2004, this Commitment Letter and the Lender's commitment hereunder shall automatically terminate on April 1, 2004 unless the Lender shall, in its sole discretion, agree in writing to an extension.

                           [Signature Page to Follow]


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         Lender is pleased to have been given the opportunity to assist you in connection with this financing.



                                              VERY TRULY YOURS,

                                              EALING CORP.



                                              /s/ Edward E. Mattner
                                              ----------------------------------
                                              Name:  Edward E. Mattner
                                              Title: Authorized Signatory




Receipt Acknowledged:

GB HOLDINGS INC.


/s/ Douglas S. Niethold
------------------------------------
Name:  Douglas S. Niethold
Title: Vice President, Interim Chief
       Financial Officer




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                            REVOLVING CREDIT FACILITY

                         Summary of Terms and Conditions



I.   PARTIES

     Borrowers:
                                          GB Holdings, Inc.
                                          Greate Bay Hotel and Casino, Inc.
                                          GB Funding Corp.
                                          (the "Borrowers").

     Lender:                              Ealing Corp. (the "Lender").

II.  REVOLVING CREDIT FACILITY

         Type and Amount of       Revolving credit facility (the "Revolving
         Facility:                Credit Facility") in the amount of $10 million
                                  (the loans thereunder, the "Loans").

         Availability:            The Revolving Credit Facility shall be
                                  available on a revolving basis during the period commencing on the Availability Date through June 30, 2004. No additional borrowings will be made or available after June 30, 2004.

         Maturity:                June 30, 2005

         Purpose: The proceeds of the Loans shall be used for general working capital purposes.

III. CERTAIN PAYMENT
     PROVISIONS

     Fees and Interest Rates:     As set forth on Annex I.

     Optional Prepayments and     Loans may be prepaid and commitments may be
     Commitment Reductions:       reduced by the Borrower in minimum amounts to
                                  be agreed upon.

     Mandatory Repayments:        100% of the net proceeds of any sale or other
                                  disposition (including as a result of casualty or condemnation) by the Borrower or any of its subsidiaries of any assets (except for the sale of inventory in the ordinary course of business and certain other dispositions to be agreed on) shall be applied to repay the

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                                  Revolving Credit Facility.

IV.  COLLATERAL                   The obligations of each Borrower in respect of
                                  the Revolving Credit Facility shall be secured by a perfected first priority security interest in favor of the Lender in each Borrower's present and future tangible and intangible assets (including, without limitation, goods, payment receivables, deposit accounts, general intangibles, intellectual property, real property and all of the capital stock of and other investment property with all indebtedness under indentures being subordinated to the Loans.

                                  This Loan will be a first priority loan and will be assumed by the new entities following the Lender's review and approval of the underlying documents, in connection with the currently anticipated transaction involving Atlantic Coast Entertainment Holdings, Inc. and ACE Gaming, LLC (the "Transaction")

                                  The Lender will enter into an intercreditor agreement with, among other parties, the trustee under the existing indenture and in connection with the Transaction, with the trustee under the new indenture contemplated therein.

V.   CERTAIN CONDITIONS

     Closing Date Conditions:     The effectiveness of the Revolving Credit
                                  Facility shall be conditioned upon the
                                  continuing satisfaction of conditions
                                  precedent usual for facilities and
                                  transactions of this type, including, without limitation, customary corporate and document delivery requirements, delivery of documentation, including the collateral documents, title policies, lien searches, receipt of certain approvals, perfection of certain security interests, payment of fees, delivery of legal opinions, accuracy of representations and warranties under the documentation or any other material agreements as a result of the transactions contemplated hereby, evidence of authority, and absence of litigation (the date upon which all such conditions precedent shall be satisfied to the satisfaction of the Lender, the "Closing
                                  Date").

     Availability Date            The availability of the Revolving Credit
     Conditions                   Facility shall be conditioned upon the
                                  continuing satisfaction of conditions
                                  precedent usual for facilities and
                                  transactions of this type, including, without limitation, customary corporate and document delivery requirements, receipt of all necessary approvals, perfection of all security interests, payment of fees, delivery of legal opinions, accuracy of representations and



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                                  warranties under the documentation or any
                                  other material agreements as a result of the transactions contemplated hereby, evidence of authority, and absence of litigation affecting the Transaction (the date upon which all such conditions precedent shall be satisfied to the satisfaction of the Lender, the "Availability Date").

     Covenants and                Usual and customary for comparable credit
     Representations:             facilities.

     Negative Covenants:          Usual and customary for comparable credit
                                  facilities, including without limitation, limitations on indebtedness; liens; guarantee obligations; mergers, acquisitions, consolidations, liquidations and dissolutions;
                                  sales of assets; leases; dividends and other payments in respect of capital stock; capital expenditures; investments, loans and advances;
                                  optional payments and modifications of other debt instruments; modifications of material agreements, transactions with affiliates; sale and leasebacks; negative pledge clauses;
                                  restrictions on subsidiary dividends; changes in lines of business; and amendments to acquisition documents.

     Events of Default:           Usual and customary for comparable credit
                                  facilities, including without limitation, nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties;
                                  violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); cross-default;
                                  bankruptcy and other insolvency events;
                                  certain ERISA events; material judgments;
                                  actual or asserted invalidity of any guarantee or security document, subordination provisions or security interest; lack of perfection or priority of security interests; a change of control; and revocation of key gaming licenses.

     Expenses and                 The Borrower shall pay (a) all reasonable
     Indemnification:             out-of-pocket expenses of the Lender
                                  associated with the Revolving Credit Facility and the preparation, execution, delivery and administration of the documentation and any amendment or waiver with respect thereto
                                  (including the reasonable fees, disbursements and other charges of counsel) and (b) all out-of-pocket expenses of the Lender
                                  (including the fees, disbursements and other charges of counsel) in connection with the enforcement of the documentation.

                                  The Lender (and its affiliates and its
                                  respective officers, directors, employees, attorneys, advisors and agents) will have


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                                  no liability for, and will be indemnified and
                                  held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

     Governing Law and Forum:     State of New York.















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                                                                         Annex I
                                                                         -------


                            Interest and Certain Fees
                            -------------------------

Base Interest Rate:         10% per annum.

Interest Payment Dates:     Interest shall be paid monthly in arrears.

Default Rate:               At any time when the Borrower is in default in the
                            payment of any amount of principal due under the Revolving Credit Facility, the Loans shall bear interest at 2.00% per annum above the base rate otherwise applicable thereto. Overdue interest, fees and other amounts shall also bear interest at 2.00% per annum above the base rate.

Rate and Fee Basis:         All per annum rates shall be calculated on the basis
                            of a year of 360 days (or 365/366 days, in the case of Base Rate Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

Unused Line Fee:            50 basis points (0.50%) from the Availability Date.